Exhibit 99.1

FOR IMMEDIATE RELEASE

For: Authentidate Holding Corp.

Investor Contacts:

Robert Schatz

Wolfe Axelrod Weinberger Assoc. LLC

(212) 370-4500; (212) 370-4505 fax

AUTHENTIDATE ANNOUNCES RESULTS FROM ANNUAL STOCKHOLDER MEETING

- O’Connell Benjamin Appointed Chief Executive Officer -

BERKELEY HEIGHTS, NJ – May 10, 2011 — Authentidate Holding Corp. (Nasdaq: ADAT), a provider of secure health information exchange, workflow management services and telehealth solutions, today announced the results of its annual stockholder meeting that was held on May 5, 2011. A summary of the results of the annual meeting follows:

1. The stockholders elected the following nominees to the board of directors:

J. Edward Sheridan, O’Connell Benjamin, Todd A. Borus, M.D., J. David Luce and John J. Waters.

2. The stockholders did not approve the proposal for the conversion of the outstanding shares of Series C 15% Convertible Redeemable Preferred Stock and the full exercise of the warrants issued in our October 2010 private placement.

3. The stockholders authorized the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:2 to 1:5. The company’s board of directors has decided not to implement any reverse stock split at this time.

4. The stockholders ratified the appointment of EisnerAmper LLP as our independent registered public accounting firm.

Following the company’s Annual Meeting of Stockholders, the company’s board of directors appointed the company’s President, Mr. O’Connell (Ben) Benjamin, to the additional position of Chief Executive Officer, effective immediately. Mr. Benjamin, has served as the company’s President since November 2007, and was the company’s Senior Vice-President – Products and Technology from January 2005 until his appointment to President.

J. Edward Sheridan, Chairman of the Board of Directors of Authentidate, stated, “On behalf of the Board, it is my pleasure to announce the promotion of Ben Benjamin to CEO of Authentidate. Ben has worked diligently since day one and has exemplified his strengths as a leader in the last few years by rightsizing the Company and focusing on significant growth opportunities, like our recent win with the Department of Veteran Affairs. We are confident that Ben will continue to lead the Company to new heights and make further contributions to building stockholder value.”

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure health information exchange, workflow management services and telehealth solutions. The company’s software and web-based services enable healthcare organizations and other enterprises to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. The web-based services are delivered as Software as a Service (SaaS), and only require that customers have an Internet connection and web browser. The company’s healthcare customers and users include leading homecare companies, health systems and physician groups. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate and Inscrybe are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

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